UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2019 (August 29, 2019)

TOTAL SYSTEM SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-10254	58-1493818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of Principal Executive Offices, and Zip Code)

(706) 644-4388

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	TSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Total System Services, Inc. (“TSYS”) entered into an agreement and plan of merger, dated as of May 27, 2019 (the “Merger Agreement”), by and between Global Payments Inc. (“Global Payments”) and TSYS pursuant to which TSYS will be merged with and into Global Payments (the “Merger”). On August 29, 2019, TSYS announced that Patricia A. Watson, Senior Executive Vice President and Chief Information Officer of TSYS, will not become the Chief Information Officer of Global Payments upon the Merger and that G. Sanders Griffith, III, Senior Executive Vice President, General Counsel and Secretary of TSYS, will not become the General Counsel of Global Payments upon the Merger. Ms. Watson and Mr. Griffith will both remain with Global Payments to provide advisory services for a brief transition period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

By:	/s/ Kathleen Moates
Name:	Kathleen Moates
Title:	Senior Deputy General Counsel

Date: August 30, 2019